Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces
Third Quarter 2015 Results, a Quarterly Dividend
and a New Revolving Credit Facility

New York, NY, October 29, 2015......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and nine months ended September 30, 2015.

Consolidated net sales for the third quarter of 2015 were $270 million, compared to consolidated net sales of $257 million during the comparable quarter in 2014.  Earnings from continuing operations for the third quarter of 2015 were $19.2 million or 83 cents per diluted share, compared to $17.8 million or 77 cents per diluted share in the third quarter of 2014. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the third quarter of 2015 were $18.4 million or 80 cents per diluted share, compared to $17.1 million or 74 cents per diluted share in the third quarter of 2014.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the nine month period ended September 30, 2015 were $767 million, compared to consolidated net sales of $762.3 million during the comparable period in 2014.  Earnings from continuing operations for the nine month period ended September 30, 2015 were $42.3 million or $1.82 per diluted share, compared to $41.4 million or $1.79 per diluted share in the comparable period of 2014.  The nine month period ended September 30, 2014 included a one-time, non-recurring litigation charge. Excluding the litigation charge and other non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, after tax earnings from continuing operations for the nine months ended September 30, 2015 and 2014 were $41.3 million or $1.78 per diluted share and $47.2 million or $2.04 per diluted share, respectively.

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are pleased with our third quarter results. Net sales exceeded the third quarter of 2014 by 5.1% and we are now slightly ahead of 2014 for the nine month period.

“Engine Management net sales were up 3.8% for the quarter, but remain slightly behind 2014 year to date, primarily due to unfavorable foreign exchange rates and the one-time return for inspection of diesel fuel injectors, which occurred earlier in the year. Our customers continue to report, on average, sales increases in the low to mid-single digit range on Engine Management, in line with our expectations.

“Temperature Control benefited from the first warm summer in three years. Net sales were 10.3% ahead of 2014 for the quarter and are now ahead 4.2% for the year. Our customers are reporting somewhat larger sales increases than this, as they work down inventories carried over from the prior weak seasons. We anticipate that this will be a benefit to us heading into 2016.

“Non-GAAP operating income was ahead 4.3% for the quarter, but we remain roughly $12 million behind 2014 for nine months. The majority of this shortfall—approximately $9-10 million and disclosed in prior releases—consists of the carry forward of 2014 unfavorable manufacturing variances in Temperature Control; the cost of upgrading and enhancing our line of diesel fuel injectors; and an unfavorable non-cash change in prior service costs related to elimination of our postretirement medical program in 2016. Except for the unfavorable postretirement medical change, these costs are fully behind us.”

Mr. Sills, however, noted a word of caution regarding fourth quarter comparisons. “Our fourth quarter of 2014 benefited from two fairly large pipeline orders for Engine Management which are unlikely to be repeated this year. Thus, fourth quarter sales comparisons will be challenging. These events, which occur from time to time, can create quarter by quarter distortions and are not indicative of long term results.

“Finally, we are pleased to announce that we have entered into a new revolving credit facility with J.P. Morgan Chase Bank N.A., acting as agent for a syndicate of lenders. This new credit facility replaces our prior credit agreement with General Electric Capital Corporation. The new credit facility provides for a $250 million line of credit, allows us to lower our borrowing costs, and extends the maturity of our line of credit to October 2020. We believe that the new credit facility will provide us with greater flexibility to execute our strategic plans, which will be beneficial to our shareholders. We look forward to working with JPMorgan Chase, as well as all of our other bank partners.”

The Board of Directors has approved payment of a quarterly dividend of fifteen cents per share on the common stock outstanding. The dividend will be paid on December 1, 2015 to stockholders of record on November 16, 2015.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, October 29, 2015.  The dial in number is 800-862-9098 (domestic) or 785-424-1051 (international). The playback number is 800-839-3613 (domestic) or 402-220-2973 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
NET SALES	$270,037	$257,046	$767,008	$762,338

COST OF SALES	188,484	179,819	548,806	539,802

GROSS PROFIT	81,553	77,227	218,202	222,536

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	51,907	48,811	152,841	145,252
LITIGATION CHARGE	-	-	-	10,650
RESTRUCTURING AND INTEGRATION EXPENSES	(80)	343	(49)	1,069
OTHER INCOME , NET	231	268	774	801

OPERATING INCOME	29,957	28,341	66,184	66,366

OTHER NON-OPERATING INCOME (EXPENSE), NET	(535)	(955)	164	(1,061)

INTEREST EXPENSE	332	440	1,238	1,205

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	29,090	26,946	65,110	64,100

PROVISION FOR INCOME TAXES	9,896	9,140	22,769	22,718

EARNINGS FROM CONTINUING OPERATIONS	19,194	17,806	42,341	41,382

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(728)	(8,240)	(1,549)	(9,451)

NET EARNINGS	$18,466	$9,566	$40,792	$31,931

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.84	$0.78	$1.85	$1.81
DISCONTINUED OPERATION	(0.03)	(0.36)	(0.07)	(0.42)
NET EARNINGS PER COMMON SHARE - BASIC	$0.81	$0.42	$1.78	$1.39

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.83	$0.77	$1.82	$1.79
DISCONTINUED OPERATION	(0.03)	(0.36)	(0.06)	(0.41)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.80	$0.41	$1.76	$1.38

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,770,865	22,884,939	22,865,978	22,901,832
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,133,869	23,169,173	23,220,381	23,180,842

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	SEPTEMBER 30,				SEPTEMBER 30,
	2015		2014		2015		2014
	(unaudited)				(unaudited)
Revenues
Engine Management	$176,379		$169,913		$530,442		$533,388
Temperature Control	90,625		82,178		228,432		219,323
All Other	3,033		4,955		8,134		9,627
	$270,037		$257,046		$767,008		$762,338

Gross Margin
Engine Management	$55,258	31.3%	$54,890	32.3%	$159,227	30.0%	$164,144	30.8%
Temperature Control	23,308	25.7%	18,251	22.2%	50,438	22.1%	48,435	22.1%
All Other	2,987		4,086		8,537		9,957
	$81,553	30.2%	$77,227	30.0%	$218,202	28.4%	$222,536	29.2%

Selling, General & Administrative
Engine Management	$30,609	17.4%	$28,758	16.9%	$91,055	17.2%	$85,856	16.1%
Temperature Control	14,293	15.8%	13,825	16.8%	39,621	17.3%	38,357	17.5%
All Other	7,005		6,228		22,165		21,039
	$51,907	19.2%	$48,811	19.0%	$152,841	19.9%	$145,252	19.1%

Operating Income
Engine Management	$24,649	14.0%	$26,132	15.4%	$68,172	12.9%	$78,288	14.7%
Temperature Control	9,015	9.9%	4,426	5.4%	10,817	4.7%	10,078	4.6%
All Other	(4,018)		(2,142)		(13,628)		(11,082)
	29,646	11.0%	28,416	11.1%	65,361	8.5%	77,284	10.1%
Litigation Charge	-	0.0%	-	0.0%	-	0.0%	(10,650)	-1.4%
Restructuring & Integration	80	0.0%	(343)	-0.1%	49	0.0%	(1,069)	-0.1%
Other Income, Net	231	0.1%	268	0.1%	774	0.1%	801	0.1%
	$29,957	11.1%	$28,341	11.0%	$66,184	8.6%	$66,366	8.7%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$19,194	$17,806	$42,341	$41,382

LITIGATION CHARGE (NET OF TAX)	-	-	-	6,390
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	(48)	206	(30)	642
REVERSAL OF LT TAX LIABILITY	-	(350)	-	(350)
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(571)	(361)	(571)	(361)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)	(472)	(472)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$18,418	$17,144	$41,268	$47,231

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.83	$0.77	$1.82	$1.79

LITIGATION CHARGE (NET OF TAX)	-	-	-	0.28
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	-	0.01	-	0.03
REVERSAL OF LT TAX LIABILITY	-	(0.01)	-	(0.02)
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(0.02)	(0.02)	(0.02)	(0.02)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	(0.01)	(0.02)	(0.02)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.80	$0.74	$1.78	$2.04

OPERATING INCOME

GAAP OPERATING INCOME	$29,957	$28,341	$66,184	$66,366

LITIGATION CHARGE	-	-	-	10,650
RESTRUCTURING AND INTEGRATION EXPENSES	(80)	343	(49)	1,069
OTHER INCOME , NET	(231)	(268)	(774)	(801)

NON-GAAP OPERATING INCOME	$29,646	$28,416	$65,361	$77,284

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2015	2014
	(Unaudited)

ASSETS

CASH	$13,359	$13,728

ACCOUNTS RECEIVABLE, GROSS	156,470	132,893
ALLOWANCE FOR DOUBTFUL ACCOUNTS	6,291	6,369
ACCOUNTS RECEIVABLE, NET	150,179	126,524

INVENTORIES	270,131	278,051
OTHER CURRENT ASSETS	45,607	47,730

TOTAL CURRENT ASSETS	479,276	466,033

PROPERTY, PLANT AND EQUIPMENT, NET	69,102	64,611
GOODWILL AND OTHER INTANGIBLES, NET	85,542	89,377
OTHER ASSETS	51,627	53,530

TOTAL ASSETS	$685,547	$673,551

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$24,502	$56,558
CURRENT PORTION OF LONG TERM DEBT	16	175
ACCOUNTS PAYABLE	78,413	70,674
ACCRUED CUSTOMER RETURNS	44,186	30,621
OTHER CURRENT LIABILITIES	99,619	92,801

TOTAL CURRENT LIABILITIES	246,736	250,829

LONG-TERM DEBT	65	83
ACCRUED ASBESTOS LIABILITIES	32,782	33,462
OTHER LIABILITIES	13,606	15,024

TOTAL LIABILITIES	293,189	299,398

TOTAL STOCKHOLDERS' EQUITY	392,358	374,153

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$685,547	$673,551

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2015	2014
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$40,792	$31,931
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	13,042	12,889
OTHER	7,945	9,188
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(25,094)	(17,467)
INVENTORY	4,761	(3,511)
ACCOUNTS PAYABLE	8,383	(3,425)
OTHER	23,003	3,078
NET CASH PROVIDED BY OPERATING ACTIVTIES	72,832	32,683

CASH FLOWS FROM INVESTING ACTIVITIES

ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	-	(37,726)
CAPITAL EXPENDITURES	(14,612)	(9,340)
OTHER INVESTING ACTIVITIES	32	21
NET CASH USED IN INVESTING ACTIVITIES	(14,580)	(47,045)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	(32,227)	37,790
PURCHASE OF TREASURY STOCK	(15,519)	(9,487)
DIVIDENDS PAID	(10,299)	(8,929)
OTHER FINANCING ACTIVITIES	131	1,947
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(57,914)	21,321

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(707)	(1,933)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(369)	5,026
CASH AND CASH EQUIVALENTS at beginning of Period	13,728	5,559
CASH AND CASH EQUIVALENTS at end of Period	$13,359	$10,585